                                                                  EXHIBIT 8.J.




                       National Life Insurance Company

                              Power of Attorney






        The undersigned hereby appoints Patrick E. Welch, Thomas H. MacLeay or Rodney A. Buck, or any of them, her attorney-in-fact to execute in her name, and on her behalf, the National Life second-to-die variable universal life registration statement on Form S-6, and all amendments thereto, to be filed by National Life Insurance Company under the Securities Act of 1933.





        /s/ Charles H. Erhart, Jr.
        --------------------------
        Charles H. Erhart, Jr.